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                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------

         By the execution of this Assignment and Assumption Agreement, Morgan Stanley Dean Witter Equity Funding, Inc. ("Transferor") and the Originators Investment Plan, L.P. ("Transferee") agree as follows:

         (a) ACKNOWLEDGEMENT. Transferee acknowledges that Transferee is acquiring certain shares of Series A Convertible Preferred Stock (the "Transferred Shares") of Symix Systems, Inc. (the "Company") from Transferor, subject to the terms and conditions of certain agreements entered into by the Transferor as an investor in the Company (the "Agreements").

         (b) AGREEMENTS. Transferee agrees that by reason of its acquisition of the Transferred Shares, it shall be bound by and subject to the terms of the Agreements, with the same force and effects as if it were originally a party to the Agreements.

         (c) RIGHTS. Transferor agrees that all rights which Transferor enjoys by reason of its ownership of the Transferred Shares, including but not limited to those arising under the Agreements, shall be transferred to Transferee.

         (d) REGISTER. The parties hereto agree that Transferor's name shall remain on the Company's register until such time as the Company or its agents may enter Transferee's name thereon.

         (e) NOTICE. Any notice required or permitted by the Agreements shall be given to Transferee at the address listed beneath Transferee's signature below.

         EXECUTED AND DATED this 24th day of November, 2000.

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
TRANSFEROR                                  TRANSFEREE
MORGAN STANLEY DEAN                         ORIGINATORS INVESTMENT
  WITTER EQUITY FUNDING INC.                  PLAN, L.P.

By:      /s/ Thomas Clayton                 By:    /s/ Michael Zuckert
     -------------------------------            -----------------------------------------
         Name and Title                        Name and Tile
         Vice President                        PG Investors III, Inc. vice president
                                               Acting for and on behalf of the
                                               Transferee

Address: 1585 Broadway                     Address: 1585 Broadway
         New York, New York 10036                   New York, New York 10036


Accepted and Agreed:

SYMIX SYSTEMS, INC.

By:    /s/ Daniel P. Buettin
       -----------------------------------------------------
Name:  Daniel P. Buettin
       -----------------------------------------------------
Title: Vice President, Chief Financial Officer and Secretary
       -----------------------------------------------------
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